Exhibit 4-250
Executed in 78 Counterparts
of which this is Counterpart No. ___

FORTY-FIRST
SUPPLEMENTAL INDENTURE
TO
INDENTURE OF MORTGAGE AND
DEED OF TRUST
DATED AS OF MARCH 1, 1944

AS RESTATED IN
PART II OF THE TWENTY-NINTH
SUPPLEMENTAL INDENTURE DATED AS OF JULY 15, 1989
WHICH BECAME EFFECTIVE ON APRIL 1, 1994

MICHIGAN CONSOLIDATED GAS COMPANY
TO
CITIBANK, N.A.,
TRUSTEE
DATED AS OF AUGUST 1, 2008

CREATING TWO ISSUES OF FIRST MORTGAGE BONDS,
DESIGNATED AS
2008 SERIES H COLLATERAL BONDS
2008 SERIES I COLLATERAL BONDS

MICHIGAN CONSOLIDATED GAS COMPANY
FORTY-FIRST SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 1, 2008
SUPPLEMENTAL TO INDENTURE OF MORTGAGE
AND DEED OF TRUST
DATED AS OF MARCH 1, 1944

     THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of August, 2008, between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Michigan (hereinafter called the “Company”), having its principal place of business at 2000 2nd Avenue, Detroit, Michigan, and CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, having an office at 388 Greenwich Street in the Borough of Manhattan, the City of New York, New York, as successor trustee (hereinafter with its predecessors as trustee called the “Mortgage Trustee” or the “Trustee”):
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust (the “Original Indenture”), dated as of March 1, 1944;
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Twenty-ninth Supplemental Indenture, which became effective April 1, 1994, to provide for the modification and restatement of the Original Indenture as previously amended (as so amended, supplemented and modified the “Indenture”), and to secure the Company’s First Mortgage Bonds, unlimited in aggregate principal amount except as therein otherwise provided, issued pursuant to the:
Thirtieth Supplemental Indenture, dated as of September 1, 1991;
Thirty-first Supplemental Indenture, dated as of December 15, 1991;
Thirty-second Supplemental Indenture, dated as of January 5, 1993;
Thirty-third Supplemental Indenture, dated as of May 1, 1995;
Thirty-fourth Supplemental Indenture, dated as of November 1, 1996;
Thirty-fifth Supplemental Indenture, dated as of June 18, 1998;
Thirty-sixth Supplemental Indenture, dated as of August 15, 2001;
Thirty-seventh Supplemental Indenture, dated as of February 15, 2003;
Thirty-eighth Supplemental Indenture, dated as of October 1, 2004;
Thirty-ninth Supplemental Indenture, dated as of April 1, 2008; and
Fortieth Supplemental Indenture, dated as of June 1, 2008;
     WHEREAS, at the date hereof there were outstanding First Mortgage Bonds of the Company issued under the Indenture, of 10 series in the principal amounts set forth below (including Collateral Bonds):

	Amount	Amount
Designation of Series	Initially Issued	Outstanding
First Mortgage Bonds (Secured Term Notes, Series B) 8 1/4% Series due 2014	$80,000,000	$80,000,000

First Mortgage Bonds (Secured Medium-Term Notes, Series B) 7.06% Series due 2012	$40,000,000	$40,000,000

Collateral Bonds (Remarketable Securities) Collateral Series A	$75,000,000	$75,000,000

	Amount	Amount
Designation of Series	Initially Issued	Outstanding
Collateral Bonds (Senior Notes) 6 1/8% Collateral Bonds due 2008	$200,000,000	$200,000,000
5.70% Collateral Bonds due 2033	$200,000,000	$200,000,000
2004 Series E Collateral Bonds	$120,000,000	$120,000,000
2008 Series A Collateral Bonds	$60,000,000	$60,000,000
2008 Series B Collateral Bonds	$100,000,000	$100,000,000
2008 Series C Collateral Bonds	$25,000,000	$25,000,000
2008 Series F Collateral Bonds	$75,000,000	$75,000,000
     WHEREAS, the Company desires in and by this Supplemental Indenture to establish two issues of bonds to be issued under the Indenture of the series established under the Thirty-fifth Supplemental Indenture, to designate the terms thereof, to specify the particulars necessary to describe and define the same and to specify such other provisions and agreements in respect thereof as are in the Indenture provided or permitted; and
     WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Supplemental Indenture in the form and with the terms hereof have been in all respects duly authorized;
     NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Forty-first Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE I
ESTABLISHMENT OF AN ISSUE OF
FIRST MORTGAGE BONDS, OF THE SERIES
DESIGNATED AND DISTINGUISHED AS “COLLATERAL BONDS”
     SECTION 1. There is hereby established an issue of bonds to be issued under and secured by the Indenture, to be known as “First Mortgage Bonds,” designated and distinguished as “Collateral Bonds” of the Company (herein collectively sometimes called the “Collateral Bonds”) of the series established under the Thirty-fifth Supplemental Indenture. The Collateral Bonds may be issued without limitation as to aggregate principal amount except as provided in the Indenture (including the Thirty-fifth Supplemental Indenture) and in this Supplemental Indenture. The Collateral Bonds shall be registered bonds without coupons and shall be dated as of the date of the authentication thereof by the Mortgage Trustee.
     A separate issue of Collateral Bonds, designated “2008 Series H Collateral Bonds,” (the “Series H Bonds”) is being issued by the Company hereunder contemporaneously with the issuance of a separate series of senior debt securities of the Company designated as the Company’s “5.94% Senior Notes, 2008 Series H due 2015” (the “Series H Notes”) and is being issued and assigned and delivered to Citibank, N.A., as trustee (in such capacity, together with any successor trustee(s), the “Senior Trustee”) under the Indenture, dated as of June 1, 1998, as amended, supplemented and modified, governing such senior debt securities (as so amended, supplemented and modified, the “Senior Indenture”), in such capacity, as collateral for the benefit of the holders of the Series H Notes. The series of such senior debt securities collateralized by the Series H Bonds issued hereunder shall be referred to as the “Series H Notes” with respect to such Series H Bonds.
     The issue of the Series H Bonds established hereby shall bear interest at such rate or rates and be payable on such date or dates, shall mature and be subject to mandatory or optional redemption on such date or dates and shall have such other terms and provisions not inconsistent with the Indenture as are set forth in the form of Series H Bonds, and the form of Trustee’s Certificate to be endorsed on such bonds, as are set forth substantially in the following forms respectively (herein sometimes called the “Series H Bond Form”):

No. R-1	Principal Amount
$140,000,000
MICHIGAN CONSOLIDATED GAS COMPANY
FIRST MORTGAGE BONDS, 2008 SERIES H COLLATERAL BONDS
being a series of
FIRST MORTGAGE BONDS
ORIGINAL ISSUE DATE: AUGUST 20, 2008
MATURITY DATE: SEPTEMBER 1, 2015
THE FIRST MORTGAGE BONDS, 2008 SERIES H COLLATERAL BONDS (HEREINAFTER, “SERIES H BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO CITIBANK, N.A., AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF JUNE 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS AMENDED, SUPPLEMENTED AND MODIFIED FROM TIME TO TIME AND AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE THERETO DATED AS OF AUGUST 1, 2008 (THE “NOTE INDENTURE”) (AS SO AMENDED, SUPPLEMENTED AND MODIFIED, THE “SENIOR INDENTURE”). THE SERIES H BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $140,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.94% SENIOR NOTES, 2008 SERIES H DUE 2015 (THE “SERIES H NOTES”) ISSUED PURSUANT TO THE SENIOR INDENTURE. THE SERIES H NOTES ARE THE “RELATED NOTES” WITH RESPECT TO THE SERIES H BONDS WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THE SERIES H BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE SENIOR INDENTURE OR, SUBJECT TO COMPLIANCE WITH APPLICABLE LAW, AS MAY BE INVOLVED IN THE COURSE OF THE EXERCISE OF RIGHTS AND REMEDIES CONSEQUENT UPON AN EVENT OF DEFAULT UNDER THE SENIOR INDENTURE) UNTIL THE EARLIER OF THE RELEASE DATE (AS

DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED NOTES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.
THE INTEREST RATE ON THE SERIES H BONDS SHALL AT ALL TIMES BE IDENTICAL TO THAT OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE SERIES H NOTES.
THE INTEREST PAYMENT DATES IN RESPECT OF THE SERIES H BONDS SHALL AT ALL TIMES BE IDENTICAL TO THOSE OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE SERIES H NOTES.
THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND MAKE-WHOLE AMOUNT (AS DEFINED IN THE SENIOR INDENTURE), IF ANY, AND INTEREST ON, THE SERIES H BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE SERIES H NOTES.
IN ADDITION TO THE PAYMENT OF PRINCIPAL AND INTEREST ON THE SERIES H BONDS IN THE EVENT ANY MAKE-WHOLE AMOUNT (AS DEFINED IN THE SENIOR INDENTURE) SHALL BE REQUIRED TO BE PAID BY THE COMPANY ON THE SERIES H NOTES, THERE SHALL BE DUE AND PAYABLE ON THE SERIES H BONDS AN ADDITIONAL AMOUNT EQUAL TO SUCH MAKE-WHOLE AMOUNT WHICH SHALL BE PAID BY THE COMPANY IN THE AMOUNTS AND ON THE DATES REQUIRED FOR THE PAYMENT OF ANY SUCH AMOUNTS UNDER THE SENIOR INDENTURE.
THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE SERIES H NOTES.
     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the “Company”), a corporation of the State of Michigan, for value received, hereby promises to pay to CITIBANK, N.A., as trustee for the benefit of the holders of the Series H Notes, or registered assigns (in such capacity, the “Senior Trustee”), the sum of One hundred forty million Dollars ($140,000,000) on the Maturity Date specified above, at the corporate trust office of the Mortgage Trustee hereinafter named in the Borough of Manhattan, the City of New York, New York, or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate(s) from time to time specified in or determined pursuant to the Series H Notes, in like lawful money payable at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York on such interest payment date(s) and on the Maturity Date (each an “Interest Payment Date”) as provided in the Series H Notes, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid, commencing on March 1, 2009, until the Company’s obligation with respect to the payment of such principal sum shall be discharged as provided in the Indenture hereinafter mentioned and the Senior Indenture. If the date of the Series H Bonds represented by this certificate is after a Record Date (as defined below) with respect to any Interest Payment Date and prior to such Interest Payment Date, then payment of interest shall commence on the second Interest Payment Date succeeding such date. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no such interest has been paid on the Series H Bonds represented by this certificate, from the Original Issue Date. So long as there is no existing default in the payment of interest, the person in whose name the

Series H Bonds represented by this certificate were registered at the close of business on the relevant Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that if the Company shall default in the payment of interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name the Series H Bonds represented by this Certificate are registered on the Record Date for the Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Series H Bonds. The term “Record Date” as used herein with respect to any Interest Payment Date otherwise shall mean the fifteenth calendar day (whether or not a Business Day) prior to such Interest Payment Date.
     “Business Day” means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close. In the event that any Interest Payment Date, redemption date or maturity date is not a Business Day, then the required payment of principal, Make-Whole Amount, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).
     The bonds represented by this certificate, of the series hereinafter specified, are bonds of the Company (herein called the “bonds”) known as its “First Mortgage Bonds,” issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to Citibank, N.A., successor trustee (“Mortgage Trustee”) as restated in Part II of the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, which became effective on April 1, 1994, to which indenture and all indentures supplemental thereto executed on and after July 15, 1989 reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Mortgage Trustee in respect of such security (which indenture and all indentures supplemental thereto, including the Forty-first Supplemental Indenture dated as of August 1, 2008, are hereinafter collectively called the “Indenture”). As provided in the Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided. The bonds represented by this certificate are part of a Series designated “Collateral Bonds,” herein called Collateral Bonds, created by the Thirty-fifth Supplemental Indenture, dated as of June 18, 1998, as supplemented by the Forty-first Supplemental Indenture dated as of August 1, 2008, as provided for in the Indenture.
     With the consent of the Company and to the extent permitted by and as provided in the Indenture and the Senior Indenture, the rights and obligations of the Company and/or the rights of the holders of the Series H Bonds and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of the Series H Notes then outstanding as are specified in the Senior Indenture.
     The Series H Bonds shall be redeemed if and to the extent Series H Notes are redeemed, as provided in the Senior Indenture with respect to the Series H Notes and in the Series H Notes.
     In case an Event of Default as defined in the Indenture or the Senior Indenture shall occur, the principal of the Series H Bonds may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture and the Senior Indenture.
     The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Series H Bonds as collateral for the benefit of the holders of the Series H Notes under all circumstances and not to transfer (except to a successor trustee or, subject to compliance with applicable law, as may be involved in the course of exercise of rights and remedies consequent upon an Event of Default under the Senior Indenture) such Series H Bonds until the earlier of the Release Date or the prior retirement of the Series H Notes through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or event of default has occurred and, at such time, is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Series H Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Series H Notes of the occurrence of the Release Date. As a result, on the Release Date, the Series H Bonds shall cease to secure the Series H Notes and the Series H Notes instead will be secured by substituted Collateral Bonds. Following the Release Date, the Company shall cause the Indenture to be closed, and the Company shall not issue any additional Collateral Bonds thereunder. From and after the Release Date, the Company’s obligations in respect of the Series H Bonds shall be satisfied and discharged.
     No recourse shall be had for the payment of the principal of, Make-Whole Amount, if any, or the interest on, the Series H Bonds, or for any claim based hereon or otherwise in respect of the Series H Bonds or the Indenture, the Senior Indenture or any indenture supplemental to either thereof, against any incorporator, stockholder, director or officer, past, present or future, of the Company, as such, or any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by the owner hereof and every owner of any Series H Note by the acceptance of the Series H Bonds or such Series H Note, as the case may be, and as part of the consideration for the issue thereof, and being likewise waived and released pursuant to the Indenture and the Senior Indenture.
     This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been manually executed by the Mortgage Trustee or its successor in trust under the Indenture.
     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this certificate to be executed under its name with the signature of its duly authorized Officer, under its corporate seal, which may be a facsimile, attested with the signature of its Corporate Secretary.
     Dated:

MICHIGAN CONSOLIDATED GAS COMPANY
By:
N.A. Khouri
Vice President and Treasurer

Attest:

By:
Sandra Kay Ennis
Corporate Secretary

     The bonds represented by this certificate constitute Collateral Bonds of the series designated and described in the within-mentioned Indenture.

CITIBANK, N.A., as Mortgage Trustee
By:
Authorized Officer

[End of Bond Form]
     So long as there is no existing default in the payment of interest on the Series H Bonds, all Series H Bonds authenticated by the Trustee after the Record Date specified for any Interest Payment Date, and prior to such Interest Payment Date (unless the issue date hereinafter specified is after such Record Date) shall be dated the date of authentication, but shall bear interest from such Interest Payment Date, and the person in whose name any Series H Bonds is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Series H Bonds subsequent to the Record Date and on or prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such Series H Bonds is registered on the Record Date for the special Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Series H Bonds; and provided that interest payable on a maturity date shall be payable to the person to whom the principal thereof is payable. If the issue date of any Series H Bonds is after such Record Date, such Series H Bonds shall bear interest from the issue date but payment of interest shall commence on the second Interest Payment Date next succeeding the issue date. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives notice.
     The terms “Interest Payment Date”, “Record Date” and “Business Day” as used herein are defined in the Series H Bond Form.
     The term “issue date” as used herein with respect to the issue of Series H Bonds established hereby shall mean the date of first authentication of such Series H Bonds.

     As used in this Section 1, the term “default in the payment of interest” means failure to pay interest on the applicable Interest Payment Date disregarding any period of grace permitted by Section 9.01 of the Indenture.
     The Company shall make payments of the principal of, and Make-Whole Amount or interest on, the Series H Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee in satisfaction of obligations on the Series H Notes in respect of such Series H Bonds.
     SECTION 2. The issue of Series H Bonds established hereby shall be redeemed if and to the extent the Series H Notes are redeemed, as provided in the Senior Indenture and in such Series H Notes. The redemption price in respect of any Series H Bonds (including principal, Make-Whole Amount, if any, and interest thereon) shall be the redemption price applicable to the Series H Notes. Any notice required to be furnished to the holders of the Series H Bonds or the Trustee relating to the redemption of such Series H Bonds shall be considered furnished by the delivery of appropriate notice to the holders of the Series H Notes or the Senior Trustee, as the case may be, as provided in the Senior Indenture and the Series H Notes. Any redemption payment made by the Company on the Series H Notes (whether for principal, Make-Whole Amount, if any, or interest) shall be applied by the Senior Trustee as payment of the redemption price in respect of the correspondingly redeemed Series H Bonds. In the event the Series H Notes are redeemed in part, an equivalent aggregate principal amount of the Series H Bonds shall be so redeemed, the Senior Trustee, as holder of the Series H Bonds as collateral for such Series H Notes, shall deliver to the Mortgage Trustee for cancellation an equivalent principal amount of the Series H Bonds corresponding to the Series H Notes so redeemed, and the Company shall execute and the Mortgage Trustee shall authenticate and deliver, without charge, to the Senior Trustee, as holder thereof, one or more new Series H Bonds of authorized denominations for the unredeemed balance of any Series H Bonds surrendered for redemption in connection with the redemption of the Series H Notes.
     SECTION 3. The Series H Bonds shall be registered bonds without coupons. The Mortgage Trustee shall be the registrar and paying agent for the Series H Bonds, which duties it hereby accepts. Series H Bonds may be issued in the denomination of $1,000 or any integral multiple thereof.
     SECTION 4. As further provided in the Series H Bond Form, the Series H Bonds shall not be assignable or transferable except as may be set forth under Article IV of the Senior Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the Senior Indenture. Subject to the foregoing, the Series H Bonds shall be exchangeable upon surrender thereof at the corporate trust office of the Trustee in the Borough of Manhattan, the City of New York, New York, for registered bonds of the same aggregate principal amount and other terms, but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).
     Every bond so surrendered shall be accompanied by a proper transfer power duly executed by the registered owner or by duly authorized attorney transferring such bond to the Company, and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee. All bonds so surrendered shall be forthwith canceled and delivered to or upon the order of the Company. All bonds executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protection as the bonds in exchange for which they are executed, authenticated and delivered.
     The Company shall not be required to make any such exchange or any registration of transfer (1) during a period of fifteen days next preceding any Interest Payment Date, but only if there is an existing default in the payment of interest on the Series H Bonds on which such payment is due or (2) after the bond so presented for exchange or registration of transfer, or any portion thereof, has been called for redemption and notice thereof given to the registered owner.
     SECTION 5. Pending the preparation of definitive Series H Bonds, the Company may from time to time execute, and upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary bonds, in registered form, of any denomination specified in the written order of the Company for the authentication and delivery thereof, and with such omissions, insertions and variations as may be determined by the Board of Directors of the Company. Such temporary bonds shall be substantially of the tenor of the bonds to be issued as herein before recited.
     If any such temporary Series H Bonds shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall upon request at its own expense prepare, execute and deliver to the Trustee and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefor, without charge to the holder, definitive bonds of the same series and other terms, if any, and for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith canceled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.
ARTICLE II
ESTABLISHMENT OF AN ISSUE OF
FIRST MORTGAGE BONDS, OF THE SERIES
DESIGNATED AND DISTINGUISHED AS “COLLATERAL BONDS”
     SECTION 1. There is hereby established an issue of bonds to be issued under and secured by the Indenture, to be known as “First Mortgage Bonds,” designated and distinguished as “Collateral Bonds” of the Company (herein collectively sometimes called the “Collateral Bonds”) of the series established under the Thirty-fifth Supplemental Indenture. The Collateral Bonds may be issued without limitation as to aggregate principal amount except as provided in the Indenture (including the Thirty-fifth Supplemental Indenture) and in this Supplemental Indenture. The Collateral Bonds shall be registered bonds without coupons and shall be dated as of the date of the authentication thereof by the Mortgage Trustee.
     A separate issue of Collateral Bonds, designated “2008 Series I Collateral Bonds,” (the “Series I Bonds”) is being issued by the Company hereunder contemporaneously with the issuance of a separate series of senior debt securities of the Company designated as the Company’s “6.36% Senior Notes, 2008 Series I due 2020” (the “Series I Notes”) and is being issued and assigned and delivered to Citibank, N.A., as trustee (in such capacity, together with any successor trustee(s), the “Senior Trustee”) under the Indenture, dated as of June 1, 1998, as amended, supplemented and modified, governing such senior debt securities (as so amended, supplemented and modified, the “Senior Indenture”), in such capacity, as collateral for the benefit of the holders of the Series I Notes. The series of such senior debt securities collateralized by the Series I Bonds issued hereunder shall be referred to as the “Series I Notes” with respect to such Series I Bonds.
     The issue of the Series I Bonds established hereby shall bear interest at such rate or rates and be payable on such date or dates, shall mature and be subject to mandatory or optional redemption on such date or dates and shall have such other terms and provisions not inconsistent with the Indenture as are set forth in the form of Series I Bonds, and the form of Trustee’s Certificate to be endorsed on such bonds, as are set forth substantially in the following forms respectively (herein sometimes called the “Series I Bond Form”):

No. R-1	Principal Amount
$50,000,000
MICHIGAN CONSOLIDATED GAS COMPANY
FIRST MORTGAGE BONDS, 2008 SERIES I COLLATERAL BONDS
being a series of
FIRST MORTGAGE BONDS
ORIGINAL ISSUE DATE: AUGUST 20, 2008
MATURITY DATE: SEPTEMBER 1, 2020
THE FIRST MORTGAGE BONDS, 2008 SERIES I COLLATERAL BONDS (HEREINAFTER, “SERIES I BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO CITIBANK, N.A., AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF JUNE 1, 1998, BETWEEN THE COMPANY AND THE SENIOR TRUSTEE, AS AMENDED, SUPPLEMENTED AND MODIFIED FROM TIME TO TIME AND AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE THERETO DATED AS OF AUGUST 1, 2008 (THE “NOTE INDENTURE”) (AS SO AMENDED, SUPPLEMENTED AND MODIFIED, THE “SENIOR INDENTURE”). THE SERIES I BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $50,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.36% SENIOR NOTES, 2008 SERIES I DUE 2020 (THE “SERIES I NOTES”) ISSUED PURSUANT TO THE SENIOR INDENTURE. THE SERIES I NOTES ARE THE “RELATED NOTES” WITH RESPECT TO THE SERIES I BONDS WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THE SERIES I BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE SENIOR INDENTURE OR, SUBJECT TO COMPLIANCE WITH APPLICABLE LAW, AS MAY BE INVOLVED IN THE COURSE OF THE EXERCISE OF RIGHTS AND REMEDIES CONSEQUENT UPON AN EVENT OF DEFAULT UNDER THE SENIOR INDENTURE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED NOTES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE INTEREST RATE ON THE SERIES I BONDS SHALL AT ALL TIMES BE IDENTICAL TO THAT OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE SERIES I NOTES.
THE INTEREST PAYMENT DATES IN RESPECT OF THE SERIES I BONDS SHALL AT ALL TIMES BE IDENTICAL TO THOSE OF, AND SHALL BE ESTABLISHED IN THE MANNER SET FORTH IN, THE SERIES I NOTES.
THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND MAKE-WHOLE AMOUNT (AS DEFINED IN THE SENIOR INDENTURE), IF ANY, AND INTEREST ON, THE SERIES I BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE SERIES I NOTES.
IN ADDITION TO THE PAYMENT OF PRINCIPAL AND INTEREST ON THE SERIES I BONDS IN THE EVENT ANY MAKE-WHOLE AMOUNT (AS DEFINED IN THE SENIOR INDENTURE) SHALL BE REQUIRED TO BE PAID BY THE COMPANY ON THE SERIES I NOTES, THERE SHALL BE DUE AND PAYABLE ON THE SERIES I BONDS AN ADDITIONAL AMOUNT EQUAL TO SUCH MAKE-WHOLE AMOUNT WHICH SHALL BE PAID BY THE COMPANY IN THE AMOUNTS AND ON THE DATES REQUIRED FOR THE PAYMENT OF ANY SUCH AMOUNTS UNDER THE SENIOR INDENTURE.
THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE SERIES I NOTES.
     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the “Company”), a corporation of the State of Michigan, for value received, hereby promises to pay to CITIBANK, N.A., as trustee for the benefit of the holders of the Series I Notes, or registered assigns (in such capacity, the “Senior Trustee”), the sum of Fifty million Dollars ($50,000,000) on the Maturity Date specified above, at the corporate trust office of the Mortgage Trustee hereinafter named in the Borough of Manhattan, the City of New York, New York, or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate(s) from time to time specified in or determined pursuant to the Series I Notes, in like lawful money payable at the office or agency of the Company in the Borough of Manhattan, the City of New York, New York on such interest payment date(s) and on the Maturity Date (each an “Interest Payment Date”) as provided in the Series I Notes, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid, commencing on March 1, 2009, until the Company’s obligation with respect to the payment of such principal sum shall be discharged as provided in the Indenture hereinafter mentioned and the Senior Indenture. If the date of the Series I Bonds represented by this certificate is after a Record Date (as defined below) with respect to any Interest Payment Date and prior to such Interest Payment Date, then payment of interest shall commence on the second Interest Payment Date succeeding such date. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no such interest has been paid on the Series I Bonds represented by this certificate, from the Original Issue Date. So long as there is no existing default in the payment of interest, the person in whose name the Series I Bonds represented by this certificate were registered at the close of business on the relevant Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that if the Company shall default in the payment of interest due on such

Interest Payment Date, such defaulted interest shall be paid to the person in whose name the Series I Bonds represented by this Certificate are registered on the Record Date for the Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Series I Bonds. The term “Record Date” as used herein with respect to any Interest Payment Date otherwise shall mean the fifteenth calendar day (whether or not a Business Day) prior to such Interest Payment Date.
     “Business Day” means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close. In the event that any Interest Payment Date, redemption date or maturity date is not a Business Day, then the required payment of principal, Make-Whole Amount, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).
     The bonds represented by this certificate, of the series hereinafter specified, are bonds of the Company (herein called the “bonds”) known as its “First Mortgage Bonds,” issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to Citibank, N.A., successor trustee (“Mortgage Trustee”) as restated in Part II of the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, which became effective on April 1, 1994, to which indenture and all indentures supplemental thereto executed on and after July 15, 1989 reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Mortgage Trustee in respect of such security (which indenture and all indentures supplemental thereto, including the Forty-first Supplemental Indenture dated as of August 1, 2008, are hereinafter collectively called the “Indenture”). As provided in the Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided. The bonds represented by this certificate are part of a Series designated “Collateral Bonds,” herein called Collateral Bonds, created by the Thirty-fifth Supplemental Indenture, dated as of June 18, 1998, as supplemented by the Forty-first Supplemental Indenture dated as of August 1, 2008, as provided for in the Indenture.
     With the consent of the Company and to the extent permitted by and as provided in the Indenture and the Senior Indenture, the rights and obligations of the Company and/or the rights of the holders of the Series I Bonds and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of the Series I Notes then outstanding as are specified in the Senior Indenture.
     The Series I Bonds shall be redeemed if and to the extent Series I Notes are redeemed, as provided in the Senior Indenture with respect to the Series I Notes and in the Series I Notes.
     In case an Event of Default as defined in the Indenture or the Senior Indenture shall occur, the principal of the Series I Bonds may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in the Indenture and the Senior Indenture.
     The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Series I Bonds as collateral for the benefit of the holders of the Series I Notes under all circumstances and not to transfer (except to a successor trustee or, subject to compliance with applicable law, as may be involved in the course of exercise of rights and remedies consequent upon an Event of Default under the Senior Indenture) such Series I Bonds until the earlier of the Release Date or the prior retirement of the Series I Notes through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Collateral Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or event of default has occurred and, at such time, is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Series I Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Notes of the occurrence of the Release Date. As a result, on the Release Date, the Series I Bonds shall cease to secure the Series I Notes and the Series I Notes instead will be secured by substituted Collateral Bonds. Following the Release Date, the Company shall cause the Indenture to be closed, and the Company shall not issue any additional Collateral Bonds thereunder. From and after the Release Date, the Company’s obligations in respect of the Series I Bonds shall be satisfied and discharged.
     No recourse shall be had for the payment of the principal of, Make-Whole Amount, if any, or the interest on, the Series I Bonds, or for any claim based hereon or otherwise in respect of the Series I Bonds or the Indenture, the Senior Indenture or any indenture supplemental to either thereof, against any incorporator, stockholder, director or officer, past, present or future, of the Company, as such, or any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by the owner hereof and every owner of any Series I Note by the acceptance of the Series I Bonds or such Series I Note, as the case may be, and as part of the consideration for the issue thereof, and being likewise waived and released pursuant to the Indenture and the Senior Indenture.
     This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been manually executed by the Mortgage Trustee or its successor in trust under the Indenture.
     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this certificate to be executed under its name with the signature of its duly authorized Officer, under its corporate seal, which may be a facsimile, attested with the signature of its Corporate Secretary.
     Dated:

MICHIGAN CONSOLIDATED GAS COMPANY
By:
N.A. Khouri
Vice President and Treasurer

Attest:

By:
Sandra Kay Ennis
Corporate Secretary

     The bonds represented by this certificate constitute Collateral Bonds of the series designated and described in the within-mentioned Indenture.

CITIBANK, N.A., as Mortgage Trustee
By:
Authorized Officer

[End of Bond Form]
     So long as there is no existing default in the payment of interest on the Series I Bonds, all Series I Bonds authenticated by the Trustee after the Record Date specified for any Interest Payment Date, and prior to such Interest Payment Date (unless the issue date hereinafter specified is after such Record Date) shall be dated the date of authentication, but shall bear interest from such Interest Payment Date, and the person in whose name any Series I Bonds is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Series I Bonds subsequent to the Record Date and on or prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such Series I Bonds is registered on the Record Date for the special Interest Payment Date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such Record Date be less than ten days after notice thereof shall have been mailed to all registered holders of Series I Bonds; and provided that interest payable on a maturity date shall be payable to the person to whom the principal thereof is payable. If the issue date of any Series I Bonds is after such Record Date, such Series I Bonds shall bear interest from the issue date but payment of interest shall commence on the second Interest Payment Date next succeeding the issue date. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives notice.
     The terms “Interest Payment Date”, “Record Date” and “Business Day” as used herein are defined in the Series I Bond Form.
     The term “issue date” as used herein with respect to the issue of Series I Bonds established hereby shall mean the date of first authentication of such Series I Bonds.

     As used in this Section 1, the term “default in the payment of interest” means failure to pay interest on the applicable Interest Payment Date disregarding any period of grace permitted by Section 9.01 of the Indenture.
     The Company shall make payments of the principal of, and Make-Whole Amount or interest on, the Series I Bonds to the Senior Trustee, which payments shall be applied by the Senior Trustee in satisfaction of obligations on the Series I Notes in respect of such Series I Bonds.
     SECTION 2. The issue of Series I Bonds established hereby shall be redeemed if and to the extent the Series I Notes are redeemed, as provided in the Senior Indenture and in such Series I Notes. The redemption price in respect of any Series I Bonds (including principal, Make-Whole Amount, if any, and interest thereon) shall be the redemption price applicable to the Series I Notes. Any notice required to be furnished to the holders of the Series I Bonds or the Trustee relating to the redemption of such Series I Bonds shall be considered furnished by the delivery of appropriate notice to the holders of the Series I Notes or the Senior Trustee, as the case may be, as provided in the Senior Indenture and the Series I Notes. Any redemption payment made by the Company on the Series I Notes (whether for principal, Make-Whole Amount, if any, or interest) shall be applied by the Senior Trustee as payment of the redemption price in respect of the correspondingly redeemed Series I Bonds. In the event the Series I Notes are redeemed in part, an equivalent aggregate principal amount of the Series I Bonds shall be so redeemed, the Senior Trustee, as holder of the Series I Bonds as collateral for such Series I Notes, shall deliver to the Mortgage Trustee for cancellation an equivalent principal amount of the Series I Bonds corresponding to the Series I Notes so redeemed, and the Company shall execute and the Mortgage Trustee shall authenticate and deliver, without charge, to the Senior Trustee, as holder thereof, one or more new Series I Bonds of authorized denominations for the unredeemed balance of any Series I Bonds surrendered for redemption in connection with the redemption of the Series I Notes.
     SECTION 3. The Series I Bonds shall be registered bonds without coupons. The Mortgage Trustee shall be the registrar and paying agent for the Series I Bonds, which duties it hereby accepts. Series I Bonds may be issued in the denomination of $1,000 or any integral multiple thereof.
     SECTION 4. As further provided in the Series I Bond Form, the Series I Bonds shall not be assignable or transferable except as may be set forth under Article IV of the Senior Indenture, or, subject to compliance with applicable law, as may be involved in the course of the exercise of rights and remedies consequent upon an Event of Default under the Senior Indenture. Subject to the foregoing, the Series I Bonds shall be exchangeable upon surrender thereof at the corporate trust office of the Trustee in the Borough of Manhattan, the City of New York, New York, for registered bonds of the same aggregate principal amount and other terms, but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).
     Every bond so surrendered shall be accompanied by a proper transfer power duly executed by the registered owner or by duly authorized attorney transferring such bond to the Company, and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee. All bonds so surrendered shall be forthwith canceled and delivered to or upon the order of the Company. All bonds executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protection as the bonds in exchange for which they are executed, authenticated and delivered.
     The Company shall not be required to make any such exchange or any registration of transfer (1) during a period of fifteen days next preceding any Interest Payment Date, but only if there is an existing default in the payment of interest on the Series I Bonds on which such payment is due or (2) after the bond so presented for exchange or registration of transfer, or any portion thereof, has been called for redemption and notice thereof given to the registered owner.
     SECTION 5. Pending the preparation of definitive Series I Bonds, the Company may from time to time execute, and upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary bonds, in registered form, of any denomination specified in the written order of the Company for the authentication and delivery thereof, and with such omissions, insertions and variations as may be determined by the Board of Directors of the Company. Such temporary bonds shall be substantially of the tenor of the bonds to be issued as herein before recited.
     If any such temporary Series I Bonds shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall upon request at its own expense prepare, execute and deliver to the Trustee and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefore, without charge to the holder, definitive bonds of the same series and other terms, if any, and for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith canceled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.
ARTICLE III
ISSUE OF COLLATERAL BONDS
     The Series H Bonds and Series I Bonds in the aggregate principal amount of $190,000,000 in respect of the Series H Notes and Series I Notes, respectively, may be executed, authenticated and delivered from time to time as permitted by the provisions of the Indenture, including with respect to exchange and replacement of bonds.
ARTICLE IV
THE TRUSTEE
     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

ARTICLE V
RECORDING AND FILING OF SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 1, 2008
     Pursuant to the terms and provisions of the Original Indenture, a Supplemental Indenture dated as of June 1, 2008 providing for the terms of Collateral Bonds to be issued thereunder designated as 2008 Series F Collateral Bonds has heretofore been entered into between the Company and the Trustee and has been filed in the Office of the Secretary of State of Michigan as a financing statement on June 26, 2008 (Filing No. 2008102339-8) and has been recorded as a real estate mortgage in the offices of the respective Register of Deeds of certain counties in the State of Michigan, as follows:

		Liber/
County	Recorded	Instrument no.	Page
Alcona	6/26/08	453	1015
Alger	6/26/08	200801428	N/A
Alpena	6/26/08	466	191
Antrim	6/26/08	781	2690
Arenac	6/26/08	533	38
Barry	6/26/08	20080626-0006613	N/A
Benzie	6/26/08	2008R-03376	N/A
Charlevoix	6/26/08	853	426
Cheboygan	6/26/08	1101	661
Chippewa	6/26/08	1054	95
Clare	6/26/08	1082	243
Clinton	6/26/08	5132679	N/A
Crawford	6/26/08	692	150
Delta	6/26/08	920	964
Dickinson	6/26/08	655	478
Emmet	6/26/08	1104	65
Gladwin	6/26/08	869	574
Grand Traverse	6/26/08	2008R-11662	N/A
Gratiot	6/26/08	851	1319
Ionia	6/26/08	608	6760
Iosco	6/26/08	953	751
Iron	6/26/08	517	22
Isabella	6/26/08	1444	27
Jackson	6/26/08	1902	716
Kalkaska	6/26/08	3086059	N/A
Kent	7/10/08	20080710-0064332	N/A
Lake	6/26/08	326	1810
Leelanau	6/26/08	982	14
Lenawee	6/26/08	2367	916
Livingston	6/26/08	2008R-020131	N/A
Macomb	6/27/08	19396	574
Manistee	6/26/08	2008R004069	N/A
Marquette	6/26/08	2008R-06950	N/A
Mason	6/26/08	2008R03611	N/A
Mecosta	6/26/08	777	2605

		Liber/
County	Recorded	Instrument no.	Page
Menominee	6/26/08	636	966
Missaukee	6/26/08	2008-02256	N/A
Monroe	6/26/08	2008R12966	N/A
Montcalm	6/26/08	1410	1159
Montmorency	6/26/08	302	184
Muskegon	6/26/08	3784	485
Newaygo	6/26/08	431	7145
Oakland	7/09/08	40446	343
Oceana	6/26/08	GR 2008	13797
Ogemaw	6/26/08	3080331	N/A
Osceola	6/26/08	862	436
Oscoda	6/26/08	208-01802	N/A
Otsego	6/26/08	1175	416
Ottawa	7/17/08	5691	99
Presque Isle	6/26/08	464	444
Roscommon	6/26/08	1073	798
St. Clair	6/26/08	3857	652
Saginaw	7/09/08	2500	421
Shiawassee	6/26/08	1124	0178
Washtenaw	7/09/08	4690	87
Wayne	7/09/08	47337	469
Wexford	6/26/08	612	1581
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Forty-first Supplemental Indenture, and the Twenty-ninth Supplemental Indenture dated as of July 15, 1989, as supplemented by the Thirtieth Supplemental Indenture dated as of September 1, 1991, by the Thirty-first Supplemental Indenture dated as of December 15, 1991, by the Thirty-second Supplemental Indenture dated as of January 5, 1993, by the Thirty-third Supplemental Indenture dated as of May 1, 1995, by the Thirty-fourth Supplemental Indenture dated as of November 1, 1996, by the Thirty-fifth Supplemental Indenture dated as of June 18, 1998, by the Thirty-sixth Supplemental Indenture dated as of August 15, 2001, by the Thirty-seventh Supplemental Indenture dated as of February 15, 2003, by the Thirty-eighth Supplemental Indenture dated as of October 1, 2004, by the Thirty-ninth Supplemental Indenture dated as of April 1, 2008, by the Fortieth Supplemental Indenture dated as of June 1, 2008 and by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture and said Supplemental Indentures shall be read, taken and construed as one and the same instrument.
     Except to the extent specifically provided therein, no provision of this Supplemental Indenture or any future supplemental indenture is intended to modify, and the parties do hereby adopt and confirm, the provisions of Section 318(c) of the Trust Indenture Act, which amend and supersede provisions of the Indenture in effect prior to November 15, 1990.

     Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of Collateral Bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured thereby.
     All covenants, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns whether so expressed or not.
     This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this Supplemental Indenture to be executed by its duly authorized Officer, and its corporate seal to be hereunto affixed, and Citibank, N.A., as Mortgage Trustee as aforesaid, has caused the same to be executed by one of its authorized signatories and its corporate seal to be hereunto affixed, on the respective dates of their acknowledgments hereinafter set forth, as of the date and year first above written.

MICHIGAN CONSOLIDATED GAS COMPANY
By:	/s/Paul A. Stadnikia
Paul A. Stadnikia
Assistant Treasurer

Signed, sealed, acknowledged and
delivered by MICHIGAN CONSOLIDATED
GAS COMPANY in the presence of:

/s/Anthony G. Morrow
Anthony G. Morrow

/s/Daniel T. Richards
Daniel T. Richards

State of Michigan	}
	}	ss.
County of Wayne	}
     The foregoing instrument was acknowledged before me this 14th day of August, 2008, by Paul A. Stadnikia, as Assistant Treasurer, of Michigan Consolidated Gas Company, a Michigan corporation, on behalf of the corporation.

/s/Stephanie V. Washio
Stephanie V. Washio
Notary Public, Wayne County, MI Acting in Wayne County, MI My Commission Expires: May 18, 2012

CITIBANK, N.A., as Mortgage Trustee
By:	/s/Wafaa Orfy
Wafaa Orfy
Vice President

Signed, sealed, acknowledged and
delivered by CITIBANK, N.A.
in the presence of:

/s/John J. Byrnes
Name:	John J. Byrnes
Vice President

/s/Louis Piscitelli
Name:	Louis Piscitelli
Vice President

State of New York	}
	}	ss.
County of New York	}
     The foregoing instrument was acknowledged before me this 18th day of August, 2008, by Wafaa Orfy, as Vice President of Citibank, N.A., a national banking association, on behalf of the association, as Trustee, as in said instrument described.

/s/Zenaida Santiago
Notary Public, State of New York
No. 01SA6152564 Qualified in Kings County Acting in New York County Commission Expires September 18, 2010

This instrument was drafted by:
Daniel T. Richards
2000 2nd Avenue, 688WCB
Detroit, MI 48226
When recorded return to:
Stephanie V. Washio
2000 2nd Avenue, 688WCB
Detroit, MI 48226